Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma statement of operations for the year ended December 31, 2004 gives effect to:

•	the eight hotels that we acquired in 2005 and the financing transactions that we consummated in 2005;

•	the formation and structuring transactions that took place at the time of our initial public offering in October 2004;

•	the sale by us of 4,850,000 shares of or 8.0% series A cumulative redeemable preferred stock, which occurred on March 18, 2005;

•	the sale by us of 3,000,000 shares of our common stock, which occurred on June 10, 2005; and

•	the sale by us of 4,102,564 shares of Series C Convertible Redeemable Preferred Stock to Security Capital Preferred Growth Incorporated, which occurred on July 12, 2005.

For purposes of the unaudited pro forma statement of operations for the year ended December 31, 2004, the foregoing transactions are treated as if they had occurred on January 1, 2004.

The following unaudited pro forma statement of operations for the six month period ended June 30, 2005 gives effect to the same transactions (other than the formation and structuring transactions that took place at the time of our initial public offering in October 2004) as if they occurred on January 1, 2005. The unaudited pro forma balance sheet as of June 30, 2005 gives effect to the acquisition of the Fairmont Newport Beach, the acquisition of the 75% interest in the Renaissance Washington D.C. Hotel and the sale by us of 4,102,564 shares of series C convertible redeemable preferred stock to Security Capital Preferred Growth Incorporated, as if these transactions had occurred as of June 30, 2005.

The unaudited pro forma financial statements and related notes are presented for informational purposes only and do not purport to represent our financial position or results of operations as if the transactions had occurred on the dates discussed above. They also do not project or forecast our combined financial position or results of operations for any future date or period. We cannot assure you that any of the proposed acquisitions will occur.

The unaudited pro forma financial statements should be read together with our historical combined financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30. The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable; however, we cannot assure you that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA BALANCE SHEET AS OF JUNE 30, 2005

	Historical	Renaissance Washington, D.C.(1)	Fairmont Newport Beach(2)	Financing Transactions(3)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$61,753	$(81,194)	$(72,250)	$98,500	$6,809
Restricted cash	34,581				34,581
Accounts receivable, net	34,751				34,751
Due from affiliates	213				213
Inventories	2,342				2,342
Prepaid expenses and other current assets	2,760				2,760

Total current assets	136,400	(81,194)	(72,250)	98,500	81,456
Investment in hotel properties, net	1,537,826	121,671
		20,018
		13,493	72,250		1,765,258
Other real estate, net	7,283				7,283
Investment in unconsolidated joint venture	20,018	(20,018)			—
Deferred financing costs, net	7,476				7,476
Goodwill	27,299				27,299
Other assets, net	33,843				33,843

Total assets	$1,770,145	$53,970	$—	$98,500	$1,922,615

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and other accrued expenses	$21,745				$21,745
Accrued payroll and employee benefits	4,421				4,421
Due to Management Company	17,214				17,214
Dividends payable	14,874				14,874
Distributions payable	1,054				1,054
Other current liabilities	20,527				20,527
Current portion of secured notes payable	2,716				2,716

Total current liabilities	82,551				82,551
Notes payable, less current portion	964,480	$40,477
		13,493			1,018,450
Other liabilities	2,539				2,539

Total liabilities	1,049,570	53,970			1,103,540
Minority interests	48,635				48,635
Series C convertible redeemable preferred stock				$99,000	99,000
Stockholders’ equity:
Preferred stock	121,250				121,250
Common stock	419				419
Additional paid in capital	599,813			(500)	599,313
Unearned and accrued stock compensation	(7,169)				(7,169)
Accumulated deficit	(7,568)				(7,568)
Cumulative dividends	(34,805)				(34,805)

Total stockholders’ equity	671,940			(500)	671,440

Total liabilities and equity	$1,770,145	$53,970	$—	$98,500	$1,922,615

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS AS OF JUNE 30, 2005

(1)Represents the acquisition of a 75% interest in Renaissance Washington, Washington D.C.:
Cash paid for the 75% interest in the Renaissance Washington, Washington D.C.	$78,414
Debt assumed	40,477

Purchase price	118,891
Closing costs	2,780

Total costs	$121,671

Reclassification of the investment in unconsolidated joint venture (due to our first having acquired only a 25% ownership interest in this hotel) to investment in hotel properties, net	$20,018

Debt assumed in the acquisition of the 25% interest in Renaissance Washington, Washington D.C.	$13,493

(2)Represents the acquisition of the Fairmont Newport Beach, Newport Beach, California:
Cash paid for the Fairmont Newport Beach, Newport Beach, California	$71,750
Closing costs	500

Total costs to acquire the Fairmont Newport Beach, Newport Beach, California	$72,250

(3)Represents the sale of series C convertible redeemable preferred stock:
Sale of 4,102,564 shares of series C stock at a sales price of $24.13125 per share	$99,000
Costs of offering	(500)

Net proceeds	$98,500

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2004

	Predecessor						Company
	Period from 1/1/04 through 10/25/04	Hotel Eliminations(1)	Management Company(2)	Other Adjustments(3)	Subtotal	Initial Public Offering(4)	Period from 10/26/04 through 12/31/04	Subtotal
REVENUES
Room	$282,583	$(9,167)			$273,416		$53,110	$326,526
Food and beverage	89,270	(2,417)			86,853		21,960	108,813
Other operating	36,038	(781)			35,257		7,636	42,893
Management and other fees from affiliates	688			$(688)	—		4	4

Total revenues	408,579	(12,365)		(688)	395,526		82,710	478,236

OPERATING EXPENSES
Room	62,129	(1,918)			60,211		13,004	73,215
Food and beverage	62,318	(1,981)			60,337		15,057	75,394
Other hotel expenses	125,962	(4,124)			121,838	$(516)	26,935	148,257
General and administrative	58,309	(1,984)	$(51,433)	(4,892)	—		—	—
General and administrative—corporate	—			6,695 1,525	8,220		7,230	15,450
General and administrative—property operations	—		46,143		46,143		10,194	56,337
Depreciation and amortization	47,218	(1,851)			45,367		11,192	56,559
Impairment loss	7,439				7,439		—	7,439

Total operating expenses	363,375	(11,858)	(5,290)	3,328	349,555	(516)	83,612	432,651

Operating income (loss)	45,204	(507)	5,290	(4,016)	45,971	516	(902)	45,585
Interest and other income	561				561		154	715
Interest expense	(43,881)	1,701			(42,180)	8,313	(19,606)	(53,473)

Income (loss) from continuing operations before minority interest and income taxes	1,884	1,194	5,290	(4,016)	4,352	8,829	(20,354)	(7,173)
Minority interest	125				125	(1,560)	2,706	1,271
Provision for income taxes	(272)			272	—		—	—

Income (loss) from continuing operations	1,737	1,194	5,290	(3,744)	4,477	7,269	(17,648)	(5,902)
Preferred stock dividends

Income (loss) available to common stockholders	$1,737	$1,194	$5,290	$(3,744)	$4,477	$7,269	$(17,648)	$(5,902)

Income (loss) available to common stockholders per share:
Basic

Diluted

Common shares outstanding:
Basic

Diluted

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2004—(Continued)

	CTF Acquired Properties(5)	Renaissance Westchester(6)	Renaissance Washington D.C.(7)	Fairmont Newport Beach(8)	Sheraton Cerritos Hotel(9)	Financing Transactions		Pro Forma
REVENUES
Room	$80,126	$13,170	$35,093	$11,304	$6,119			$472,338
Food and beverage	42,897	8,062	15,053	8,547	4,686			188,058
Other operating	8,522	1,003	4,759	707	364			58,248
Management and other fees from affiliates								4

Total revenues	131,545	22,235	54,905	20,558	11,169			718,648

OPERATING EXPENSES
Room	19,437	2,978	9,586	3,564	1,583			110,363
Food and beverage	33,538	6,175	12,777	7,714	2,944			138,542
Other hotel expenses	23,067	3,665	10,014	3,597	1,635			190,235
General and administrative								—
General and administrative—corporate								15,450
General and administrative—property operations	27,440	5,021	11,352	3,484	1,638			105,272
Depreciation and amortization	9,382	1,323	3,558	1,806	640			73,268
Impairment loss								7,439

Total operating expenses	112,864	19,162	47,287	20,165	8,440			640,569

Operating income (loss)	18,681	3,073	7,618	393	2,729			78,079
Interest and other income								715
Interest expense						$(9,975	)(10)	(63,448)

Income (loss) from continuing operations before minority interest and income taxes	18,681	3,073	7,618	393	2,729	(9,975)		15,346
Minority interest						(1,211	)(13)	60
Provision for income taxes								—

Income (loss) from continuing operations	18,681	3,073	7,618	393	2,729	(11,186)		15,406

Preferred stock dividends						(9,700	)(11)
						(6,385	)(12)	(16,085)

Income (loss) available to common stockholders	$18,681	$3,073	$7,618	$393	$2,729	$(27,271)		$(679)

Income (loss) available to common stockholders per share:
Basic								$(0.02)

Diluted								$(0.02)

Common shares outstanding(14):
Basic								41,877

Diluted								41,877

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2004—(Continued)

(1)	Represents the historical results of the JW Marriott, Cherry Creek, Colorado and the Embassy Suites, Los Angeles, California for the year ended December 31, 2004, as these two hotels were excluded from our initial public offering in October 2004. Properties sold or held for sale in 2003 or 2004 are included in discontinued operations and, therefore, are not included in this column.
	1a.	Represents the elimination of room revenue from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$3,176
		Embassy Suites, Los Angeles, California	5,991

			$9,167

	1b.	Represents the elimination of food and beverage revenue from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$1,459
		Embassy Suites, Los Angeles, California	958

			$2,417

	1c.	Represents the elimination of other operating revenues from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$332
		Embassy Suites, Los Angeles, California	449

			$781

	1d.	Represents the elimination of room expense from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$787
		Embassy Suites, Los Angeles, California	1,131

			$1,918

	1e.	Represents the elimination of food and beverage expense from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$1,281
		Embassy Suites, Los Angeles, California	700

			$1,981

	1f.	Represents the elimination of other hotel expenses from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$1,425
		Embassy Suites, Los Angeles, California	2,699

			$4,124

	1g.	Represents the elimination of general and administrative expense from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$1,345
		Embassy Suites, Los Angeles, California	639

			$1,984

	1h.	Represents the elimination of depreciation and amortization expense from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$704
		Embassy Suites, Los Angeles, California	1,147

			$1,851

	1i.	Represents the elimination of interest expense from the following hotels:
		JW Marriott, Cherry Creek, Colorado	$691
		Embassy Suites, Los Angeles, California	1,010

			$1,701

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2004—(Continued)

(2)	Represents the transfer to the Management Company of employee-related expenses from the corporation that managed 47 of our hotels and employed the employees for those hotels (as well as certain corporate personnel involved in hotel management) prior to our initial public offering in October 2004.
		Transfer of employee-related expenses	$39,473
		Management fee expense	6,670

			$46,143

(3)	Other adjustments represents:
	3a.	Elimination of management and other fees from affiliates as a result of the formation and structuring transactions	$688

	3b.	Estimated continuing and additional costs of being a public company
		Continuing costs	$4,892
		Additional costs	1,803

			$6,695

	3c.	Reflects the grants of restricted stock unit awards
		Compensation expense associated with restricted stock unit awards	$436
		Non-cash amortization expense associated with restricted stock unit awards	1,089

			$1,525

	3d.	Elimination of provision for income taxes	$(272)

(4)	The effect of the application of the net proceeds of our initial public offering.
	4a.	Reflects the reduction of ground lease expense as a result of the purchase of the land under the Embassy Suites, Chicago, Illinois	$516

	4b.	Reflects the change in interest expense for the following items:
		Decrease in interest expense for the repayment of debt with the net proceeds of our initial public offering	$11,749
		Increase in interest expense for our term loan of $75 million incurred at the time of our initial public offering	(3,436)

			$8,313

	4c.	Represents the membership units in Sunstone Hotel Partnership owned by the Contributing Entities following the initial public offering	$1,435
			125

			$1,560

(5)	Represents the acquisition of the CTF Acquired Properties:
		Room revenue	$80,126

		Food and beverage revenue	$42,897

		Other operating revenue	$8,522

		Room expense	$19,437

		Food and beverage expense	$33,538

		Other hotel expenses	$23,067

		General and administrative	$27,440

		Depreciation and amortization	$9,382

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2004—(Continued)

(6)	Represents the acquisition of the Renaissance Westchester, White Plains, New York:
	Room revenue	$13,170

	Food and beverage revenue	$8,062

	Other operating revenue	$1,003

	Room expense	$2,978

	Food and beverage expense	$6,175

	Other hotel expenses	$3,665

	General and administrative	$5,021

	Depreciation and amortization	$1,323

(7)	Represents the acquisition of 100% of the Renaissance Washington in Washington D.C.:
	Room revenue	$35,093

	Food and beverage revenue	$15,053

	Other operating revenue	$4,759

	Room expense	$9,586

	Food and beverage expense	$12,777

	Other hotel expenses	$10,014

	General and administrative	$11,352

	Depreciation and amortization	$3,558

(8)	Represents the acquisition of the Fairmont Newport Beach:
	Room revenue	$11,304

	Food and beverage revenue	$8,547

	Other operating revenue	$707

	Room expense	$3,564

	Food and beverage expense	$7,714

	Other hotel expenses	$3,597

	General and administrative	$3,484

	Depreciation and amortization	$1,806

(9)	Represents the acquisition of the Sheraton Cerritos Hotel:
	Room revenue	$6,119

	Food and beverage revenue	$4,686

	Other operating revenue	$364

	Room expense	$1,583

	Food and beverage expense	$2,944

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2004—(Continued)

	Other hotel expenses	$1,635

	General and administrative	$1,638

	Depreciation and amortization (based on our purchase price)	$640

(10)	Reflects the net change in interest resulting from the paydown of debt related to the sale of two hotel properties, the fixed rate mortgage loan refinance and the new debt incurred in connection with the purchase of the CTF Acquired Properties, the Renaissance Washington in Washington D.C. and the Sheraton Cerritos Hotel.
	Actual interest expense	$53,473
	Net increase in interest expense	9,975

	Pro forma interest expense	$63,448

(11)	Reflects a full period of preferred stock dividends on the 4,850,000 shares of 8.0% series A cumulative redeemable preferred stock issued in March 2005 at a liquidation preference of $25.00 per share	$9,700

(12)	Reflects a full period of preferred stock dividends on the 4,102,564 shares of 6.45% series C convertible sold to Security Capital in July 2005	$6,385

(13)	Record minority interest for the pro forma period.
	Pro forma income (loss) available to minority interest holders and common stockholders	$(739)
	Minority ownership percentage	8.12%

	Minority interest	$(60)

(14)	The shares used in the basic and diluted income (loss) available to common stockholders is as follows:
	Basic shares outstanding as of June 30, 2005	41,877
	Unvested restricted stock grants made to employees	335

	Diluted shares outstanding	42,212

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Historical	CTF Acquired Properties(1)	Renaissance Westchester(2)	Renaissance Washington D.C.(3)	Fairmont Newport Beach(4)	Sheraton Cerritos(5)	Financing Transactions(6)	Pro Forma
REVENUES
Rooms	$172,217	$40,646	$5,206	$19,506	$6,064	$3,363		$247,002
Food and beverage	54,761	22,741	3,273	8,071	3,787	2,312		94,945
Other operating	21,773	4,608	593	2,070	362	157		29,563
Management and other fees from related parties	—							—

Total revenues	248,751	67,995	9,072	29,647	10,213	5,832		371,510

OPERATING EXPENSES
Room	37,233	9,669	1,444	4,909	1,613	837		55,705
Food and beverage	37,870	17,012	2,766	6,718	2,969	1,421		68,756
Other hotel	74,978	12,237	2,093	5,224	1,445	770		96,747
General and administrative
General and administrative—corporate	5,751							5,751
General and administrative—property operations	29,001	12,908	2,207	5,155	1,416	1,084		51,771
Amortization of deferred stock compensation	1,014							1,014
Depreciation and amortization	29,005	4,691	661	1,779	903	320		37,359

Total operating expenses	214,852	56,517	9,171	23,785	8,346	4,432		317,103

Operating income (loss)	33,899	11,478	(99)	5,862	1,867	1,400		54,407
Interest and other income	1,704							1,704
Interest expense	(27,415)						$(4,309)	(31,724)

Income (loss) from continuing operations before minority interest and income taxes	8,188	11,478	(99)	5,862	1,867	1,400	(4,309)	24,387
Minority interest	(794)						(531)	(1,325)
Income tax benefit	—							—

Income (loss) from continuing operations	7,394	11,478	(99)	5,862	1,867	1,400	(4,840)	23,062
Preferred stock dividends	(2,802)						(2,037)
							(3,224)	(8,063)

Income available to common stockholders	$4,592	$11,478	$(99)	$5,862	$1,867	$1,400	$(10,101)	$14,999

Income (loss) per share to common stockholders:
Basic								$0.36

Diluted								$0.36

Common shares outstanding:
Basic								41,877

								42,212

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

ADJUSTMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2005

(1)	Represents the acquisition of the CTF Acquired Properties:
	Room revenue	$40,646

	Food and beverage revenue	$22,741

	Other operating revenue	$4,608

	Room expense	$9,669

	Food and beverage expense	$17,012

	Other hotel expenses	$12,237

	General and administrative	$12,908

	Depreciation and amortization	$4,691

(2)	Represents the acquisition of the Renaissance Westchester, White Plains, New York:
	Room revenue	$5,206

	Food and beverage revenue	$3,273

	Other operating revenue	$593

	Room expense	$1,444

	Food and beverage expense	$2,766

	Other hotel expenses	$2,093

	General and administrative	$2,207

	Depreciation and amortization	$661

(3)	Represents the acquisition of 100% the Renaissance Washington in Washington, D.C.:
	Room revenue	$19,506

	Food and beverage revenue	$8,071

	Other operating revenue	$2,070

	Room expense	$4,909

	Food and beverage expense	$6,718

	Other hotel expenses	$5,224

	General and administrative	$5,155

	Depreciation and amortization	$1,779

(4)	Represents the acquisition of the Fairmont Newport Beach, Newport Beach, California:
	Room revenue	$6,064

	Food and beverage revenue	$3,787

	Other operating revenue	$362

	Room expense	$1,613

	Food and beverage expense	$2,969

	Other hotel expenses	$1,445

SUNSTONE HOTEL INVESTORS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2005—(Continued)

		General and administrative	$1,416

		Depreciation and amortization	$903

(5)	Represents the acquisition of the Sheraton Cerritos, Cerritos, California:
		Room revenue	$3,363

		Food and beverage revenue	$2,312

		Other operating revenue	$157

		Room expense	$837

		Food and beverage expense	$1,421

		Other hotel expenses	$770

		General and administrative	$1,084

		Depreciation and amortization	$320

(6)	Represents the Financing Transactions:
	6a.	Reflects the net change in interest resulting from the fixed rate mortgage loan refinance and the new debt incurred in connection with the purchase of the CTF Acquired Properties, the Renaissance Washington, Washington, D.C. and the Sheraton Cerritos
		Actual interest expense	$27,415
		Net increase in interest expense	4,309

		Pro forma interest expense	$31,724

	6b.	Reflects a full period of preferred stock dividends on the 4,850,000 shares of 8.0% series A preferred stock
		Actual preferred stock dividends	$388
		Increase in preferred stock dividends for full period	2,037

		Pro forma preferred stock dividends	$2,425

	6c.	Reflects a full period of preferred stock dividends on the 4,102,564 shares of series C convertible redeemable preferred stock	$3,224

	6d.	Record minority interest for the pro forma period:
		Pro forma income available to minority interest holders and common stockholders	$16,324
		Minority ownership percentage	8.12%

		Minority interest	$1,325

(7)	The shares used in the basic and diluted income available to common stockholders is as follows:
		Basic shares outstanding as of June 30, 2005	41,877
		Unvested restricted stock grants made to employees	335

		Diluted shares outstanding	42,212

Report of Independent Auditors

To the Members and Partners of

CTF Acquisition Hotels (a combination of hotels as defined in note 1):

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of CTF Acquisition Hotels (the “Hotels”) at December 31, 2004 and January 2, 2004, and the results of their operations and their cash flows for the fifty-two week periods ended December 31, 2004 and January 2, 2004, and the fifty-three week period ended January 3, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

May 13, 2005

CTF Acquisition Hotels

(a combination of hotels as defined in note 1)

COMBINED BALANCE SHEETS

	March 25, 2005	December 31, 2004	January 2, 2004
	(unaudited)
ASSETS
Current assets
Cash	$1,332,860	$2,402,038	$1,786,718
Accounts receivable, net	10,779,724	6,195,560	4,953,048
Inventory	698,743	665,822	609,173
Prepaid expenses	2,176,626	2,971,840	2,697,061

Total current assets	14,987,953	12,235,260	10,046,000

Property and equipment, net	14,187,154	144,292,119	145,682,134
Intangible asset, net	3,574,381	3,599,425	3,707,950
Other assets	881,388	451,885	443,044

Total assets	$164,630,876	$160,578,689	$159,879,128

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	$5,851,158	$4,634,615	$3,478,146
Accrued compensation, bonuses and related benefits	515,961	1,071,362	499,892
Other accrued expenses and payables	705,660	1,515,677	975,505
Other taxes payable	1,489,995	749,285	446,767
Advance deposits	2,029,571	1,841,460	1,428,120
Capital lease obligation	—	—	86,865
Due to affiliates	2,863,726	2,807,207	2,592,066

Total current liabilities	13,456,071	12,619,606	9,507,361

Due to affiliates, net	317,272,483	315,137,800	313,142,593

Total liabilities	330,728,554	327,757,406	322,649,954

Commitments and contingencies (Note 6)
Members’ deficit	(166,097,678)	(167,178,717)	(162,770,826)

Total liabilities and members’ deficit	$164,630,876	$160,578,689	$159,879,128

The accompanying notes are an integral part of these combined financial statements.

CTF ACQUISITION HOTELS

(a combination of hotels as defined in note 1)

COMBINED STATEMENTS OF OPERATIONS

	Twelve weeks ended March 25, 2005	Twelve weeks ended March 24, 2004	Fifty-two weeks ended December 31, 2004	Fifty-two weeks ended January 2, 2004	Fifty-three weeks ended January 3, 2003
	(Unaudited)	(Unaudited)
Revenues:
Rooms	$20,746,941	$19,357,833	$80,126,553	$72,138,030	$78,795,245
Food and beverage	11,980,007	11,203,104	42,896,743	40,933,598	44,596,631
Other	2,485,923	2,063,999	8,521,711	7,528,552	9,031,473

Total revenues	35,212,871	32,624,936	131,545,007	120,600,180	132,423,349

Operating costs and expenses:
Rooms	4,890,080	4,722,293	19,436,825	18,268,834	18,919,388
Food and beverage	8,505,095	7,885,660	33,538,175	31,013,627	31,554,701
Other	965,981	891,524	3,611,820	3,428,616	3,700,704
General and administrative	3,049,036	2,639,065	11,821,100	10,429,418	10,680,160
Sales and marketing	2,470,508	2,276,404	10,080,708	9,330,348	10,284,495
Property maintenance and energy	2,649,436	2,405,512	10,784,379	10,071,903	9,438,822
Management and incentive fees	1,314,984	1,217,451	5,538,166	4,787,817	5,672,899
Depreciation and amortization	2,342,650	2,338,264	9,607,902	9,047,363	9,846,897
Property taxes and insurance	1,248,254	1,155,934	5,134,840	4,983,130	4,449,102
Building and ground rent	797,120	1,027,610	3,049,913	2,943,914	3,075,280
Other expenses, net	135,482	185,478	486,640	548,386	527,810

Total operating costs and expenses	28,368,626	26,745,195	113,090,468	104,853,356	108,150,528

Operating income	6,844,245	5,879,741	18,454,539	15,746,824	24,273,091

Interest expense	5,763,206	5,310,886	22,862,430	21,834,554	22,464,982

Net income (loss)	$1,081,039	$568,855	$(4,407,891)	$(6,087,730)	$1,808,109

The accompanying notes are an integral part of these combined financial statements.

CTF ACQUISITION HOTELS

(a combination of hotels as defined in note 1)

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

Total
Balance at December 28, 2001	$(149,588,073)
Net income	1,808,109
Distribution to member (Note 2)	(3,566,512)

Balance at January 3, 2003	(151,346,476)
Net loss	(6,087,730)
Distribution to member, net (Note 2)	(5,336,620)

Balance at January 2, 2004	(162,770,826)
Net loss	(4,407,891)

Balance at December 31, 2004	(167,178,717)
Net income (unaudited)	1,081,039

Balance at March 25, 2005 (unaudited)	$(166,097,678)

The accompanying notes are an integral part of these combined financial statements.

CTF Acquisition Hotels

(a combination of hotels as defined in note 1)

COMBINED STATEMENTS OF CASH FLOWS

	Twelve weeks ended March 25, 2005	Twelve weeks ended March 24, 2004	Fifty-two weeks ended December 31, 2004	Fifty-two weeks ended January 2, 2004	Fifty-three weeks ended January 3, 2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,081,039	$568,855	$(4,407,891)	$(6,087,730)	$1,808,109
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing	—	—	—	31,511	75,045
Depreciation and amortization	2,342,650	2,338,2640	9,607,902	9,047,363	9,846,897
Changes in assets and liabilities:
Accounts receivable, net	(4,584,164)	(3,655,350)	(1,242,512)	1,054,540	(2,030,182)
Inventory	(32,921)	(3,041)	(56,649)	27,378	(20,735)
Prepaid expenses	795,214	962,554	(274,779)	(220,308)	(341,823)
Other assets	(429,503)	(8,840)	(8,841)	9,340	(61,540)
Accounts payable	1,216,543	2,078,905	556,158	294,440	247,911
Accrued compensation bonuses and related benefits	(555,401)	(209,370)	571,470	(367,549)	204,615
Other accrued expenses and payables	(810,017)	(559,381)	540,172	(310,521)	548,316
Other taxes payable	740,710	821,515	302,518	(88,185)	(243,330)
Advances deposits	188,111	376,354	413,340	(177,825)	(1,421,127)

Net cash (used in ) provided by operation activities	(47,739)	2,710,465	6,000,888	3,212,454	8,612,155

Cash flow from investing activities:
Acquisition of property and equipment	(3,212,641)	(2,246,536)	(7,509,051)	(9,682,303)	(3,144,994)

Net cash used in investing activities	(3,212,641)	(2,246,536)	(7,509,051)	(9,682,303)	(3,144,994)

Cash flow from investing activities:
Capital lease obligation payments	—	—	(86,865)	(365,390)	(318,032)
Payment of third party loan	—	—	—	(26,733,000)	(762,000)
Due to affiliate	2,191,202	(442,319)	2,210,348	38,405,290	(362,273)
Net member distribution	—	—	—	(5,336,620)	(3,566,512)

Net cash provided by (used in) financing activities	2,191,202	(442,319)	2,123,483	5,970,280	(5,008,817)

Change in cash	(1,069,178)	21,610	615,320	(499,569)	458,344
Cash, beginning of the period	2,402,038	1,786,718	1,786,718	2,286,287	1,827,943

Cash, end of the period	$1,332,860	$1,808,328	$2,402,038	$1,786,718	$2,286,287

Supplemental disclosure of cash flow information:
Amount includes in accounts payable for the purchase of property and equipment	$—	$—	$600,311	$—	$282,600
Interest paid	$5,262,206	$4,808,787	$19,078,849	$21,614,869	$21,443,020

The accompanying notes are an integral part of these combined financial statements.

CTF ACQUISITION HOTELS

(a combination of hotels as defined in note 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Organization and Nature of Business

CTF Acquisition Hotels (the “Hotels”) represents the combined operations and financial position of four hotel properties as of December 31, 2004 and January 2, 2004 and for the fifty-two week periods then ended and for the fifty-three week period ended January 3, 2003 and as of March 25, 2005 (unaudited) and for the twelve week period ended March 25, 2005 (unaudited) and March 24, 2004 (unaudited).

The Hotels are wholly owned or substantially owned by CTF Holdings, Inc. (“CTFHI”). CTF Holdings Ltd, which is the ultimate parent of CTFHI, entered into a Purchase and Sale Agreement with Marriott International Inc. (“Marriott”) April 2005 for the sales of the interest in 33 hotels, including a minority interest in a joint venture that owns a hotel, and a management agreement. Sunstone Hotel Investors, Inc. (“Sunstone”) entered into a separate Purchase and Sale Agreement (the “Agreement”) with Marriott to be a substitute purchaser and acquire the interest in five hotels and a minority interest in a joint venture interest that owns a hotel. The acquisition is expected to close in June 2005.

The accompanying combined financial statements include four of the hotels to be purchased under the Agreement. The names under which the Hotels are operated, the location of the Hotels and the numbers of rooms in each Hotel are as follows:

Renaissance Harborplace Hotel (1)	Baltimore, MD	622
Renaissance Orlando Resort (2)	Orlando, FL	778
Renaissance Long Beach Hotel (3)	Long Beach, CA	374
Renaissance Concourse Hotel	Atlanta, GA	387

(1)	CTFHI owns a 50% interest in this hotel and has entered into an agreement to acquire the third party’s 50% interest in June 2005.
(2)	CTFHI owns an 85% interest.
(3)	CTFHI owned a 75% interest in this hotel and the remaining interest was owned by LBR Hotel Limited Partnership in which CTFHI has an 85% economic interest. The remaining 15% economic interest in LBR Hotel Limited Partnership was acquired by CTFHI in March 2005.

2. Significant Accounting Policies

Principles of Combination and Basis of Presentation

The accompanying combined financial statements reflect the combined balance sheets and the related combined statements of operations, members’ deficit and cash flows of the Hotels subject to the acquisition by Sunstone and under common control and ownership by CTFHI for the fifty-two week periods ended December 31, 2004, January 2, 2004 the fifty-three week period ended January 3, 2003 and for the twelve week periods ended March 25, 2005 (unaudited) and March 24, 2004 (unaudited). These combined statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared for the purpose of a filing by Sunstone with the Securities and Exchange Commission, as required by Regulation S-X, rule 3-05.

Fiscal Year

The Hotels have a 52/53 week fiscal year ending on the Friday nearest to the last day of December.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CTF ACQUISITION HOTELS

(a combination of hotels as defined in note 1)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Hotels are included in limited liability corporations or limited partnerships which are not taxable entities for income tax purposes. The results of operations are included in the tax returns of the partners or members as these partners or members are responsible for any income taxes. Accordingly, the combined statements of operations do not contain provision for federal or state income taxes.

Property and Equipment

Property and equipment are recorded at acquisition cost. Depreciation and amortization are computed on the straight-line method based on the estimated useful lives of the related assets as follows: buildings—range from 20 to 40 years; leasehold improvements—range from five to 40 years; furniture, fixtures and equipment—range from three to 15 years.

Improvements that extend the useful life of property are capitalized, while maintenance and repairs of a routine nature are expensed. When property or equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the appropriate accounts, with the resulting gain or loss included in current operations.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the carrying value of the Hotels’ assets are re-evaluated when events or circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized using a fair value based model.

Intangible assets, net

In accordance with Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets”, hotel air rights are being amortized on a straight-line basis with a remaining term of 33 years. The amortization expense is $108,525 for the fifty-two week periods ended December 31, 2004 and January 2, 2004 and fifty-three week period ended January 3, 2003 and is $25,044 (unaudited) for the twelve week periods ended March 25, 2005 and March 24, 2004.

	March 25, 2005	December 31, 2004	January 2, 2004
	(unaudited)
Amortized intangible assets
Hotel air rights	$6,000,000	$6,000,000	$6,000,000
Accumulated amortization	(2,425,619)	(2,400,575)	(2,292,050)

Intangible assets, net	$3,574,381	$3,599,425	$3,707,950

The carrying value of hotel air rights is re-evaluated when events or circumstances indicate that it may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized using a fair value based model.

Revenue Recognition

The Hotels recognize revenues when services are rendered and collectibility is probable. Revenues consist of room sales, food and beverage sales and other department revenues such as telephone and gift shops.

CTF ACQUISITION HOTELS

(a combination of hotels as defined in note 1)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Accounts Receivable

Accounts receivable primarily represents receivables from hotel guests who occupy hotel rooms and utilize hotel services. The Hotels’ management maintains an allowance for doubtful accounts sufficient to cover potential credit losses. The Hotels’ accounts receivable at March 25, 2005, December 31, 2004 and January 2, 2004 includes an allowance for doubtful accounts of $162,386 (unaudited), $193,705 and $138,742 respectively.

Allowance for doubtful accounts
Balance at January 3, 2003	$153,444
Balances written off	(141,066)
Charged to costs and expenses	126,364

Balance at January 2, 2004	138,742
Balances written off	(1,197)
Charged to costs and expenses	56,160

Balance at December 31, 2004	193,705
Balances written off (unaudited)	(77,825)
Charged to costs and expenses (unaudited)	46,506

Balance at March 25, 2005 (unaudited)	$162,386

Inventories

Inventories, consisting primarily of food, beverages, china, linen, glassware and silverware are stated at the lower of cost, first-in, first-out (FIFO) method, or market.

Distribution to Member

In 2002, one of the Hotels distributed $3,566,512 to a Member as a result of cash generated during the year. During 2003, the same Hotel distributed a net of $5,336,620 to a Member as a result of the net effects of refinancing long-term debt partially offset by amounts funded by the Member prior to the refinancing.

Concentration of Credit Risk

At times during the year, the Hotels maintain cash balances at financial institutions in excess of Federal Deposit Insurance Corporation (FDIC) limits. As of March 25, 2005, December 31, 2004 and January 2, 2004, the Hotels had on deposit approximately $1,617,384 (unaudited), $1,758,437 and $1,177,652 of cash, respectively, in excess of federally insured limits. The Hotels have not experienced any losses on their cash deposits as of March 25, 2005, December 31, 2004 and January 2, 2004.

Advertising Expense

All advertising costs are expensed as incurred and have been included in operating costs and expenses. The Hotels recognized advertising expense of $453,021 (unaudited), $492,775 (unaudited), $1,690,661, $1,562,178 and $1,724,075, for the twelve week periods ended March 25, 2005 and March 24, 2004 and fifty-two week periods ended December 31, 2004 and January 2, 2004 and fifty-three week period ended January 3, 2003, respectively.

Unaudited Interim Financial Information

The unaudited financial information (“unaudited”) for the twelve week periods ended March 25, 2005 and March 24, 2004 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. The results of any interim period are not necessarily indicative of results for the full year.

CTF ACQUISITION HOTELS

(a combination of hotels as defined in note 1)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

3. Property and Equipment, net

Property and equipment consist of the following as of:

	March 25, 2005	December 31, 2004	January 2, 2004
	(unaudited)
Land and land improvements	$1,427,180	$1,151,088	$1,102,396
Buildings and leasehold improvements	218,763,742	218,763,742	216,761,195
Furniture, fixtures and equipment	29,353,052	28,967,735	39,352,509
Equipment under capital lease	—	—	1,162,307
Construction in progress	4,718,418	2,167,184	1,544,419

	254,262,392	251,049,749	259,922,826
Accumulated depreciation and amortization	(109,075,238)	(106,757,630)	(114,240,692)

Property and equipment, net	$145,187,154	$144,292,119	$145,682,134

During the fifty-two week period ended December 31, 2004, fully depreciated assets of $16,982,439 were written off.

Accumulated amortization related to equipment under capital leases was $0 as of March 25, 2005 (unaudited) and December 31, 2004 and was $1,063,333 as of January 2, 2004.

4. Lease Commitments

The Hotels lease certain land, air rights, hotel facilities, hotel equipment and fixtures, vehicles and data processing equipment under various operating leases expiring on various dates through 2033. The rental payments on these leases are based on a minimum rental with certain leases providing for additional rental based upon a percentage of sales or income as specified in the lease agreements. Certain of the leases have renewal options.

The following is a schedule of minimum rental payments, excluding ground rent, due under these leases as of December 31, 2004:

2005	$290,023
2006	250,021
2007	219,009
2008	131,575
2009	124,852

Total	$1,015,480

Total rental expense, including ground rent, incurred during the fifty-two week periods ended December 31, 2004, January 2, 2004 and the fifty-three week period ended January 3, 2003 was $3,380,416, $3,352,255, and $3,431,028, respectively, and during the twelve week periods ended March 25, 2005 and March 24, 2004, the rental expense was $861,331 (unaudited) and $1,102,345 (unaudited), respectively.

5. Management Agreement and Related Party Transactions

Under the terms of the management agreement with The CTF Hotel Management Corporation (“CTF Management”), an affiliate, the Renaissance Concourse Hotel is required to pay CTF Management a base management fee in the amount of 3% of gross operating revenues (as defined in the management agreement) plus an allocated portion of any incentive management fee due Renaissance Hotel Operating Company (“RHOC”), a subsidiary of Marriott International, Inc., pursuant to its agreement with CTF Management. The incentive management fee is based on net cash flow, as defined, of all hotels owned by CTFHI.

CTF ACQUISITION HOTELS

(a combination of hotels as defined in note 1)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Prior to October 28, 2003, under the terms of the management agreement with CTF Management, the Renaissance Concourse Hotel paid CTF Management a base fee in the amount of 4% of gross operating revenues.

The Renaissance Harborplace Hotel and the Renaissance Orlando Resort are required to pay CTF Management a base management fee in the amount of 4% of gross operating revenues and an incentive fee equal to 20% of net distributable cash each year.

Under the terms of the management agreement with RHOC, the Renaissance Long Beach Hotel is required to pay RHOC a base management fee of 3% of gross operating revenues.

For the fifty-two week periods ended December 31, 2004 and January 2, 2004 and the fifty-three week period ended January 3, 2003, the base management and incentive fee was $5,538,166, $4,787,817 and $5,672,899, respectively. For the twelve week periods ended March 25, 2005 and March 24, 2004, the base management fee was $1,314,984 (unaudited) and $1,217,451 (unaudited), respectively.

The due to affiliate consists of the following as of:

	March 25, 2005	December 31, 2004	January 2, 2004
	(unaudited)
Mortgage note payable to an affiliate bearing interest at 11% per annum. Monthly payments of interest are required with the total principal due and payable on December 1, 2008. The note is collateralized by an Indemnity Deed of Trust and Security Agreement, as amended, on the Hotel property and an Assignment of Leases and Rents	$66,650,000	$66,650,000	$66,650,000

Mortgage note payable to an affiliate bearing interest at 8% per annum. Monthly payments of principal and interest of $587,012 are due on the first day of each month, with the remaining principal balance and accrued interest due December 1, 2008. The mortgage note is collateralized by a mortgage on the Hotel, assignment of rents and a security agreement	53,548,824	54,229,784	56,821,850

Mortgage note payable to an affiliate bearing interest at 6.5% per annum. Monthly payments of interest are required with the total principal due and payable on December 1, 2008	36,643,883	36,644,426	36,184,578

Unsecured loan advanced by an affiliate. The principal portion of the loan bears interest at the lesser of the prime rate (5.00% at December 31, 2004 and 4.00% at January 2, 2004) or 12% on the unpaid balance	20,958,475	20,950,179	23,728,203

Unsecured loan advanced by an affiliate. The principal portion of the loan bears interest at prime plus 1% (aggregate interest rates of 6% and 5% at December 31, 2004 and January 2, 2004, respectively)	118,478,988	116,714,728	107,622,904

Demand note payable to an affiliate. The principal portion of the note bears interest at 12% on the unpaid balance	16,700,000	16,700,000	16,700,000

Other, net	7,156,039	6,055,890	8,027,124

Total	320,136,209	317,945,007	315,734,659
Current portion of due to affiliates	(2,863,726)	(2,807,207)	(2,592,066)

Total long-term due to affiliates, net	$317,272,483	$315,137,800	$313,142,593

CTF ACQUISITION HOTELS

(a combination of hotels as defined in note 1)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Principal and interest of unsecured loans and the demand note payable are to be repaid as funds become available to the Hotels prior to any distribution of cash flows or net sales proceeds to the members. The loans are classified as non-current as the Hotels are not required to repay principal or interest in 2005 if funds are not available.

Interest expense incurred on the unsecured loan and demand note payable during the fifty-two week periods ended December 31, 2004 and January 2, 2004 and the fifty-three week period ended January 3, 2003, was $8,643,905, $8,067,579 and $8,799,279, respectively. For the twelve week periods ended March 25, 2005 and March 24, 2004, the interest expense was $2,422,788 (unaudited) and $1,936,582 (unaudited), respectively.

Interest expense incurred on the mortgage notes payable during the twelve week periods ended March 25, 2005 and March 24, 2004 was $3,340,418 (unaudited) and $3,374,336 (unaudited) and during the fifty-two week periods ended December 31, 2004, January 2, 2004 and the fifty-three week period ended January 3, 2003, the interest expense was $14,217,195, $12,506,384 and $12,247,117, respectively.

6. Commitments and Contingencies

The Hotels are involved in litigation arising in the normal course of operations. Management is of the opinion that the ultimate outcome of the litigation will not have a material adverse effect on the financial condition, results of operations or cash flows of the Hotels.

7. Fair Value of Financial Instruments

The carrying amounts of the Hotels’ financial instruments included in current assets and current liabilities approximate their fair values due to their short-term nature.

The total fair value of the mortgage notes payable to affiliate as of December 31, 2004 approximates $174,099,000 assuming a market rate of 5.69%, which reflects the Hotels’ borrowing rate available for similar types of borrowing arrangements.

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Report of Independent Auditors

To the Members and Partners of

Wyndham Acquisition Hotels:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, owners’ equity and cash flows present fairly, in all material respects, the financial position of the Wyndham Acquisition Hotels (the “Hotels”) at November 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the period from January 1, 2002 through November 30, 2002 and the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

April 15, 2004

Wyndham Acquisition Hotels

Combined Balance Sheets

As of November 30, 2002 and December 31, 2001

	2002	2001
Assets
Current assets
Cash and cash equivalents	$7,630,934	$6,055,339
Restricted cash	14,890,018	14,694,474
Accounts receivable, net of allowance of $83,068 and $100,318, respectively	7,406,362	3,319,332
Inventories	918,710	1,149,201
Due from affiliates	6,021,898	—

Prepaid expenses and other	586,576	646,252
Assets held for sale, net of accumulated depreciation of $101,172,117 and $20,234,207, respectively	380,567,812	65,459,809

Total current assets	418,022,310	91,324,407
Investments in hotels, net of accumulated depreciation of $ and $58,940,657 respectively	—	330,895,152
Deferred expense, net of accumulated amortization of $3,688,810 and $2,984,382, respectively	2,467,899	3,327,205

Total assets	$420,490,209	$425,546,764

Liabilities and Owners’ Equity
Current liabilities
Accounts payable and accrued expenses	$18,375,545	$25,071,310
Due to affiliates	—	14,118,968

Borrowings associated with assets held for sale	141,825,568	—
Current portion of notes payable	—	2,496,374

Total current liabilities	160,201,113	41,686,652
Notes payable, less current portion	—	140,714,725
Minority interest	2,620,385	2,500,957
Owners’ equity	257,668,711	240,644,430

Total liabilities and owners’ equity	$420,490,209	$425,546,764

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Operations

For the Period from January 1, 2002 through November 30, 2002 and the Year Ended December 31, 2001

	2002	2001
Revenues:
Rooms	$111,425,281	$130,010,312
Food and beverage	54,510,807	64,110,897
Other	8,428,268	10,883,903

Total revenues	174,364,356	205,005,112

Operating costs and expenses:
Departmental expenses:
Rooms	26,122,612	30,267,494
Food and beverage	38,917,559	45,255,911
Other	4,207,307	4,822,908
Operating expenses:
Administrative and general	15,038,015	17,426,250
Management and tradename fees	7,273,241	8,357,079
Sales and marketing	14,612,675	16,271,895
Property operating costs	14,917,826	17,415,679
Property insurance, rent and taxes	12,458,774	13,015,711
Depreciation	14,675,746	7,072,816
Interest expense	8,919,011	11,473,781
Impairment loss	—	6,099,071

Total operating costs and expenses	157,142,766	177,478,595

Operating income	17,221,590	27,526,517

Minority interest	119,428	219,892

Net income	$17,102,162	$27,306,625

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Changes in Owners’ Equity

For the Period from January 1, 2002 through November 30, 2002 and for the Year Ended December 31, 2001

Total
Balance at January 1, 2001	$222,274,745
Distribution of net assets	(236,542)
Intercompany	(8,700,398)
Net income	27,306,625

Balance at December 31, 2001	240,644,430
Distribution of net assets	(77,881)
Net income	17,102,162

Balance at November 30, 2002	$257,668,711

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Cash Flows

For the Period from January 1, 2002 through November 30, 2002 and for the Year Ended December 31, 2001

	2002	2001
Cash flows from operating activities:
Net income	$17,102,162	$27,306,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,675,746	7,072,816
Impairment loss	—	6,099,071
Amortization of deferred loan costs	859,306	773,498
Provision for bad debt	(17,170)	206,273
Minority interest	119,428	—
Changes in assets and liabilities, net effects of business acquisitions:
Accounts receivable	(4,069,860)	12,378,955
Inventories	240,491	655,404
Prepaid expenses and other	59,676	(459,379)
Accounts payable and accrued expenses	(6,610,247)	6,569,570
Due to affiliates	(16,188,673)	(18,979,410)

Net cash provided by operating activities	6,160,859	41,623,423

Cash flows from investing activities:
Additions to hotel properties	(2,840,790)	(34,407,053)
Change in restricted cash	(195,544)	(344,885)

Net cash used in investing activities	(3,036,334)	(34,751,938)

Cash flows from financing activities:
Payments on notes payable	(1,385,531)	(2,503,283)
Distributions to partners	(77,881)	—
Due from Parent		(8,700,398)
Net cash from change in ownership
Capital Lease Obligation	(85,518)	(194,777)
Distributions to minority interest in other partnerships	—	(236,543)

Net cash used in financing activities	(1,548,930)	(11,635,001)

Change in cash and cash equivalents	1,575,595	(4,763,516)
Cash and cash equivalents at the beginning of the period	6,055,339	10,818,855

Cash and cash equivalents at the end of the period	$7,630,934	$6,055,339

Supplemental disclosure of cash flow information:
Cash paid for interest	$8,076,442	$10,544,929

The accompanying notes are an integral part of these financial statements.

WYNDHAM ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	Organization

Wyndham Acquisition Hotels (“Hotels”) represents the combined operations and financial position of certain proprietary and non-proprietary branded hotels as of November 30, 2002 and December 31, 2001. Prior to their acquisition by Sunstone Hotel Investors, LLC (“Sunstone”), the Hotels were wholly owned or substantially owned by Wyndham International, Inc. (“Wyndham”). Wyndham managed seven of the Hotels and third parties managed six of the Hotels.

At the dates of acquisition (see footnote 9), the name under which the Hotel is operated, the location of the Hotels and the number of rooms in each Hotel are as follows:

Acquired December 5, 2002:
Marriott Tyson’s Corner #	Vienna, VA	390
Marriott Houston North at Greenspoint	Houston, TX	391
Marriott Philadelphia West #	West Conshohocker, PA	286
Marriott Troy #	Troy, MI	350
Hilton Del Mar	Del Mar, CA	251
Hilton Huntington	Melville, NY	302
Doubletree Suites Minneapolis # *	Minneapolis, MN	230
Radisson Englewood	Englewood, NJ	194
Radisson Ft. Magruder	Williamsburg, VA	303
Hyatt Newporter #	Newport Beach, CA	403
Valley River Inn #	Eugene, OR	257

Acquired December 18, 2002
Embassy Suites Hotel Chicago	Chicago, IL	358
Wyndham Greenspoint Houston	Houston, TX	472

#	Hotel was third party managed at December 31, 2001
*	Wyndham owned a 90% interest in this hotel and Sunstone acquired both Wyndham’s interest and the third party’s 10% interest in December 2002 (see footnote 9).

2.	Summary of Significant Accounting Policies

Principles of Combination and Basis of Presentation

The accompanying combined financial statements reflect the combined balance sheets and the related combined statements of operations, owners’ equity and cash flows of the Hotels subject to the acquisition by Sunstone and under common control and ownership by Wyndham for the years ended November 30, 2002 and December 31, 2001. These combined statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared for the purpose of a filing by Sunstone with the Securities and Exchange Commission, as required by Regulation S-X, Rule 3-05.

Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Restricted Cash

In connection with the mortgage loan agreement, the Hotels are required to set aside funds to pay costs of real estate and personal property taxes, property insurance and capital expenditures related to periodic replacement of furniture, fixtures and equipment. The funds are on deposit with the Hotels’ lenders.

WYNDHAM ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Accounts Receivable

Accounts receivable primarily represents receivables from hotel guests who occupy hotel rooms and utilize hotel services. The Hotel’s management maintains an allowance for doubtful accounts sufficient to cover potential credit losses. The Hotels’ accounts receivable at November 30, 2002 and December 31, 2001 includes an allowance for doubtful accounts of $83,068 and $100,318.

Inventories

Inventories, consisting primarily of food, beverages, china, linen, glassware and silverware and are stated at cost which approximates market.

Investment in Hotels

Investment in hotels is stated at cost and is depreciated using the straight-line method over the estimated useful life of 35 years. Furniture, fixtures and equipment are depreciated using a method that approximates straight-line over the estimated useful lives of five to seven years.

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the related gain or loss is included in operations.

In accordance with Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the owners of the Hotels periodically reviews the carrying value of its investment in hotels held for use to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotels or that the depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the Hotels will prepare a projection of the undiscounted future operating cash flows. In cases when the owners of the Hotels do not expect to recover its carrying value, the owners of the Hotels recognize an impairment loss.

At December 31, 2000, Wyndham identified six of the Hotels as held for sale and reduced the holding period for two of the hotels, and as a result Wyndham recorded impairment for the difference between the fair market value and the carrying value of $97,413,237. In addition, Wyndham ceased depreciation on these Hotels identified as held for sale. During the year ended December 31, 2001, Wyndham transferred four of the hotels from held for sale to held for use at the lower of fair value or depreciated value (considering depreciation during that holding period). In addition, Wyndham reviewed the carrying value of the two remaining held for sale Hotels and determined that additional impairment of $6,099,071, due to a change in the assessed fair value of the properties. During the period from January 1, 2002 and November 30, 2002, Wyndham identified all of the Hotels as held for sale. No additional impairment was recorded and depreciation ceased on these Hotels.

Franchise Fees

Initial franchise fees are recorded at cost and amortized using the straight-line method over the lives of the franchise agreements. All other franchise fees that are based on the Hotels’ results of operations are expensed as incurred.

Deferred Expenses

Deferred expenses consist primarily of unamortized deferred financing costs, which are being amortized on a straight-line basis, which approximates the effective interest method over the term of the related debt. For the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001, amortization expense related to these deferred financing costs was $859,306 and $773,498 respectively. These amounts were included in interest expense.

WYNDHAM ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Due to Affiliate

Due to affiliate represents net amounts due to Wyndham or its affiliates. The amounts are attributable primarily to the contribution of assets and liabilities by Wyndham into the Properties, salaries payable to affiliates, and the processing of normal day to day cash receipts and disbursements on behalf of the Properties by Wyndham through a central cash account.

Receivable from Parent

Receivable from parent is recorded in equity and primarily represents the proceeds of the mortgage debt, which were advanced to Wyndham of approximately $0 and $8,700,398, respectively, as of November 30, 2002 and December 31, 2001.

Revenue Recognition

Rooms, food and beverage and other revenue are recognized when earned.

Advertising Expense

All advertising costs are expensed as incurred. The Properties recognized advertising expense of $1,436,794 and $1,553,274, respectively, for the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001.

Fair Value of Financial Instruments

Financial Accounting Standards Board Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the short maturity of these instruments. The carrying amount of the Properties’ borrowings approximates fair value due to the Properties’ ability to obtain such borrowings at comparable interest rates.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

The Hotels are included in limited liability corporations or limited partnerships which are not taxable entities. The results of operations are included in the tax returns of the partners or members. Accordingly, the combined statements of operations do not contain provision for federal income taxes.

3.	Investment in Hotels

Investment in hotels at November 30, 2002 and December 31, 2001 consisted of the following:

	2002	2001
Land	$24,044,835	$24,044,825
Building and improvements	469,457,542	467,850,071
Furniture and equipment	87,922,669	82,046,796
WIP	3,827,191	5,100,431

Total cost	585,252,237	579,042,133
Impairment	(103,512,308)	(103,512,308)
Accumulated depreciation	(101,172,117)	(79,174,864)

Net investment in hotels	$380,567,812	$396,354,961

WYNDHAM ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

4.	Notes Payable

Notes payable consisted of the following at November 30, 2002 and December 31, 2001:

	2002	2001
Notes payable dated October 16, 1988; monthly payments of principal and interest at 8.25%; maturing in October 2023; collateralized by a leasehold mortgage, assignment of leases and rents, and security agreement and fixture filing on Embassy Suites Hotel Chicago and Wyndham Greenspoint	77,354,550	78,445,015

Note payable dated June 30, 1999; monthly payments of principal at one-month LIBOR (1.88% at December 31, 2001) plus 3.25%, maturing in July 1, 2004; collateralized by a first deeds of trust on the Hilton Del Mar, Hilton Huntington and Marriott Troy. On November 5, 1999, the loan was modified to bear interest at the LIBOR rate plus spreads of .82% through 4.50%	64,471,018	64,766,084

Less current portion	1,683,277	2,496,374

	$140,142,291	$140,714,725

Total interest incurred on the notes payable was $8,076,442 and $10,544,929 for the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001, respectively.

Aggregate future principal maturities of notes payable at November 30, 2002, are as follows:

2003	$1,683,277
2004	65,734,229
2005	1,525,826
2006	1,656,577
2007	1,656,577
Thereafter	69,569,082

$141,825,568

5.	Related Party Transactions

Management Fees

Six of the Hotels are operated by subsidiaries of Wyndham under management agreements with expiration dates ranging from December 31, 2004 through December 31, 2016, that require payment of various percentage fees based on certain revenue components. The percentages assessed reflect rates comparable to those available from non-related entities. Fees incurred for the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001 were $2,118,684 and $2,474,185 respectively. No Wyndham fees were owed at November 30, 2002 and December 31, 2001 for these Hotels.

Seven of the Properties are operated by a third party under management agreements with expiration dates ranging from September 30, 2006 through February 28, 2020, that require payment of various percentage fees based on certain revenue components. The Hotel’s management has also entered into various license and franchise agreements related to these hotel properties. Total management and franchise fees paid for the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001 were $5,608,026 and $6,340,415 respectively. Amounts due under these agreements of $2,020,336 and $1,241,565 are recorded in accrued expenses in the accompanying balance sheets in 2002 and 2001, respectively.

WYNDHAM ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

In addition, one Hotel is operated under the Wyndham proprietary brand name, which requires the payment of tradename fees to a subsidiary of Wyndham. These fees are based on percentages of revenue components and were $49,912 and $60,511 for the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001. No Wyndham fees were owed at November 30, 2002 and December 31, 2001.

6.	Employee Benefit Plans

The Hotels participated in a 401(k) retirement savings plan sponsored by Wyndham until December 2002. Employees who are over 21 years of age and have completed one year of service are eligible to participate in the plan. The Hotels can elect to match up to fifty percent of employee contributions of the first four percent of an employee’s salary. The Hotels recognized $94,427 and $117,734 of expense for the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001, respectively.

The Hotels participated in a self-insured group health plan through a Voluntary Employee Benefit Association (“VEBA”) for its employees until December 2002. This plan is funded to the limits provided in the Internal Revenue Code, and liabilities have been recorded for unpaid claims. Aggregate and stop loss insurance exists at amounts which limit exposure to the Hotels. The Hotels have recognized expenses related to the plan of $2,418,452 and $2,704,936 for the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001, respectively.

7.	Franchise Agreements

The Hotels have entered into various license and franchise agreements related to certain hotel properties. The franchise agreement require the Hotels to, among other things, pay various monthly fees that are calculated based on specified percentages of certain specified revenues. The franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by the franchisors to maintain uniformity in the system created by each such franchisor. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage and protection of trademarks. Compliance with such standards may from time to time require significant expenditures for capital improvements which will be borne by the Hotels.

Total franchise costs incurred by the Hotels during the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001 were $2,711,511 and $3,016,119, respectively.

8.	Commitments and Contingencies

From time to time, the Properties have been and may in the future be involved as a party in various legal proceedings, both as plaintiff and defendant. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. As of the dates of the combined balance sheets, there were no threatened or pending legal matters of which management was aware which would, in the opinion of management and legal counsel, have a material impact on the Properties’ combined results of operations, financial position or cash flows.

The Properties are subject to environmental regulations related to the ownership of real estate. The cost of complying with the environmental regulations was not material to the Properties’ results of operations for the period from January 1, 2002 through November 30, 2002 and for the year ended December 31, 2001. The Properties are not aware of any environmental condition on any of its properties, which is likely to have a material adverse effect on the combined financial statements.

9.	Subsequent Events

In December 2002, Sunstone acquired Wyndham’s interest and a third party’s interest in the Hotels. Eight of the hotels are managed by Sunstone Hotel Properties, Inc. (“SHP”), an affiliate of Sunstone, and five hotels are managed by third party managers pursuant to certain management agreements dated December 2002.

Independent Auditors’ Report

The Members

Techworld Hotel Associates, LLC:

We have audited the accompanying balance sheets of Techworld Hotel Associates, LLC (the Company) as of December 31, 2004 and January 2, 2004, and the related statements of operations, members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Techworld Hotel Associates, LLC as of December 31, 2004 and January 2, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

March 28, 2005

McLean, Virginia

TECHWORLD HOTEL ASSOCIATES, LLC

BALANCE SHEETS

	December 31, 2004	January 2, 2004
Assets
Cash and cash equivalents	$7,416,239	1,942,742
Accounts receivable, net of allowance for doubtful accounts of $65,500 in 2004 and $66,000 in 2003	2,245,969	2,565,852
Hotel inventory, at cost	110,000	103,571
Hotel property:
Land	12,329,186	12,329,186
Building, net of accumulated depreciation of $26,392,550 in 2004 and $24,565,519 in 2003	46,688,676	47,658,623
Furniture, fixtures, and equipment, net of accumulated depreciation of $9,184,082 in 2004 and $10,140,342 in 2003	8,875,642	3,928,687
Initial hotel supplies, net of accumulated amortization of $2,385,841 in 2004 and $2,224,517 in 2003	34,015	195,339

Total hotel property	67,927,519	64,111,835
Deferred financing costs, net of accumulated amortization of $212,542 in 2004 and $181,143 in 2003	572,421	603,820
Deposits and other assets	550,286	708,530

	$78,822,434	70,036,350

Liabilities and Members’ Capital
Accounts payable and accrued expenses:
Trade	$7,821,065	5,779,120
Salaries, benefits and other	448,400	209,285

Total accounts payable and accrued expenses	8,269,465	5,988,405
Notes payable	54,695,047	56,021,292
Advances—Renaissance Hotel Operating Company	6,000,000	—
Deferred incentive fee	794,400	1,059,200

Total liabilities	69,758,912	63,068,897
Members’ capital	9,063,522	6,967,453
Commitment and contingencies

	$78,822,434	70,036,350

See accompanying notes to financial statements.

TECHWORLD HOTEL ASSOCIATES, LLC

STATEMENTS OF OPERATIONS

	Years ended
	December 31, 2004	January 2, 2004
Hotel operating revenue:
Room rental	$35,092,765	30,498,970
Food and beverage sales	15,052,627	13,025,369
Telephone and other	3,729,576	2,753,726

Total hotel operating revenue	53,874,968	46,278,065

Hotel operating expenses:
Cost of sales	4,120,086	3,571,625
Departmental expenses	21,362,503	19,912,561
Energy and engineering	4,464,768	3,252,223
Sales and marketing	3,479,123	3,508,028
General and administrative	4,235,051	3,841,551
Base management fees	1,616,249	1,388,342
Incentive fees	1,036,118	860,303

Total hotel operating expenses	40,313,898	36,334,633

Income from hotel operations	13,561,070	9,943,432

Fixed charges:
Property insurance and taxes	2,124,659	2,512,069
Interest expense	4,593,306	4,312,223
Auditorium rental expense	621,780	621,780

Total fixed charges	7,339,745	7,446,072

Other income (expense):
Depreciation and amortization	(4,205,953)	(3,662,330)
Interest income	64,413	27,959
Parking garage income, net	1,029,307	1,032,872
Other	(640,119)	(534,429)
Loss from disposition of furniture and equipment	(5,857)	(955,545)

Total other expense, net	(3,758,209)	(4,091,473)

Net income (loss)	$2,463,116	(1,594,113)

See accompanying notes to financial statements.

TECHWORLD HOTEL ASSOCIATES, LLC

STATEMENTS OF MEMBERS’ CAPITAL

Years ended December 31, 2004 and January 2, 2004

	Total	THA I, LLC	THA II, LLC
Balance at January 3, 2003	$10,052,750	5,026,375	5,026,375
Distributions to members	(1,491,184)	(745,592)	(745,592)
Net loss	(1,594,113)	(797,056)	(797,057)

Balance at January 2, 2004	6,967,453	3,483,727	3,483,726
Distributions to members	(367,047)	(183,524)	(183,523)
Net income	2,463,116	1,231,558	1,231,558

Balance at December 31, 2004	$9,063,522	4,531,761	4,531,761

See accompanying notes to financial statements.

TECHWORLD HOTEL ASSOCIATES, LLC

STATEMENTS OF CASH FLOWS

	Years ended
	December 31, 2004	January 2, 2004
Cash flows from operating activities:
Net income (loss)	$2,463,116	(1,594,113)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,205,953	3,662,330
Amortization of deferred incentive fees	(264,800)	(264,800)
Loss on disposition of furniture and equipment	5,857	955,545
Decrease (increase) in accounts receivable, net	319,883	(407,513)
Increase in hotel inventory	(6,429)	(16,704)
Decrease (increase) in deposits and other assets	158,244	(361,812)
Increase in accounts payable and accrued expenses	2,281,060	1,196,582

Total adjustments	6,699,768	4,763,628

Net cash provided by operating activities	9,162,884	3,169,515

Cash flows used in investing activities—purchase of furniture, fixtures, and equipment	(7,996,095)	(3,950,727)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	6,000,000	—
Principal payments on capital lease obligation	—	(53,941)
Principal payments on notes payable and line of credit	(1,326,245)	(1,240,936)
Distributions to members	(367,047)	(1,491,184)

Net cash provided by (used in) financing activities	4,306,708	(2,786,061)

Net increase (decrease) in cash and cash equivalents	5,473,497	(3,567,273)
Cash and cash equivalents, beginning of year	1,942,742	5,510,015

Cash and cash equivalents, end of year	$7,416,239	1,942,742

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,593,306	4,312,223

See accompanying notes to financial statements.

TECHWORLD HOTEL ASSOCIATES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and January 2, 2004

(1) Organization

Techworld Hotel Associates (the Company) was formed on July 11, 1985. The principal business activity of the Company was the development and ownership of a hotel as part of a mixed-use real estate project in Washington, D.C. (the Techworld project). On March 13, 1998, the Company converted from a general partnership to a limited liability company and the partners’ capital accounts were converted to member capital accounts. The limited liability company will cease to exist on December 31, 2075 pursuant to its Articles of Organization.

(2) Summary of Significant Accounting Policies

(a) Hotel Operations

The operations of the hotel are kept on a thirteen-period operating year which ends on the Friday closest to December 31. The 2004 fiscal year, which ended December 31, 2004, covers the period from January 3, 2004 through December 31, 2004. The 2003 fiscal year, which ended January 2, 2004, covers the period from January 4, 2003 through January 2, 2004.

(b) Accounting Records and Income Taxes

The Company maintains its accounting records on the accrual basis for both financial and federal income tax reporting purposes. Federal income taxes accrue to the individual members; accordingly, no federal income taxes have been provided in the accompanying financial statements. The Company is subject to a local franchise tax which is recorded in general and administrative expenses.

(c) Revenue Recognition

Revenue is earned through the operations and management of hotel properties and is recognized as services are provided to hotel guests.

(d) Building and Land

Land and building costs are recorded at cost. The building is depreciated over 40 years using the straight-line method.

(e) Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment are recorded at cost and are depreciated over five years using the straight-line method.

(f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(g) Initial Hotel Supplies

Initial hotel supplies required for the hotel’s operations, such as linens, china, silverware, and other expendable supplies are recorded at cost and are being amortized over 15 years using the straight-line method. Additional purchases of linens, china, silverware, and other expendable supplies are expensed when purchased.

TECHWORLD HOTEL ASSOCIATES, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2004 and January 2, 2004

(h) Cash Equivalents

For financial statement purposes, the Company considers investments with an original maturity of three months or less to be cash equivalents.

(i) Cost of Sales

Cost of sales consists primarily of food and beverage and audio-visual costs.

(j) Deferred Financing Costs

Costs incurred in obtaining permanent loan financing are amortized on a straight-line basis over the term of the related loan which approximates the interest method.

(k) Hotel Inventory

Hotel inventory consists of food and beverage inventory and is stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

(l) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and the revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(3) Members’ Capital and Allocation of Profits and Losses

Profits and losses are allocated in proportion to each members’ respective interest in the Company as follows:

THA I, LLC	50%
THA II, LLC	50

100%

The members’ interests in the Company are pledged as security for a note payable with an original principal balance of $6,000,000, which is an obligation of the members. The members repaid this note in 2004.

(4) Borrowings

On March 13, 1998, the Company entered into a note payable in the amount of $62,000,000 payable to GMAC Commercial Mortgage Corporation, which note payable is collateralized by a deed of trust on the hotel property. Principal and interest payments of $462,639 are due monthly. The note bears interest at 7.5% from March 13, 1998 to March 30, 2008. At April 1, 2008 the Company has the option to prepay the note without penalty. If the option is not exercised the interest rate is adjusted to 9.5% for the period April 1, 2008, to April 1, 2023. All outstanding principal and interest is due on April 1, 2023.

Future principal payments are as follows:

2005	$1,443,098
2006	1,556,740
2007	1,679,331
2008	1,027,590
2009	858,161
Thereafter	48,130,127

$54,695,047

TECHWORLD HOTEL ASSOCIATES, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2004 and January 2, 2004

On May 13, 2004, the Company entered into an Amended and Restated Advanced Funding Agreement with Renaissance Hotel Operating Company with a maximum allowable principal amount of $7,238,465 and matures on May 13, 2014. The advance bears interest of 7.5%, currently interest only payments are being made, principal pay down will commence when excess reserves are available. In addition to interest, the Renaissance Hotel Operating Company will be entitled to an annual Operator Advance Fee equal to the lesser of $1,250,000 or 50% of the Incremental Owner Distribution based on Gross Operating Profit as defined in the agreement. No Incremental Owner Distribution was incurred or paid during 2004. The initial advance of proceeds was for $6,000,000 as of December 31, 2004.

The Company has a $900,000 line of credit with Branch Banking & Trust Company. Interest on the outstanding balance accrues at the bank’s prime rate. There were no amounts drawn on the line of credit at December 31, 2004 and 2003.

(5) Related-Party Transactions

(a) Company Management Agreement

The Company has an agreement with IGA, an affiliate of one of the members, to manage the Company in exchange for an annual management services fee. The Company incurred fees of $78,780 in 2004 and $78,780 in 2003 under this agreement. These fees are included in other expense in the accompanying statements of operations.

(b) Hotel Management Agreement

The hotel is managed by Renaissance Hotel Operating Company (Renaissance), an affiliate of HPI Productions, Inc., pursuant to a management agreement dated May 31, 1988.

In 1998, the Company amended its management agreement with Renaissance. Under the terms of the agreement, the base management fee is equal to 3% of gross hotel revenues. Reservation fees are levied based on the number of reservations and length of stay. A marketing and advertising program fee is equal to 1.5% of gross hotel revenues. Incentive fees equal 10% of gross operating profit, as defined in the management agreement. The incentive management fee shall be payable to the extent the calculation of Net Operating Funds, as defined in the management agreement, produces a positive balance. To the extent that the incentive management fee cannot be paid, the unpaid fee shall be deferred.

The Company incurred $1,616,249 and $1,388,342 of base management fees and $1,036,118 and $860,303 of incentive fees under these agreements in 2004 and 2003, respectively. The Company incurred $296,072 and $289,462 in reservation fees and $823,719 and $709,770 in marketing and advertising fees under the amended agreement in 2004 and 2003, respectively. Additionally, the Company pays certain fees for the procurement of goods, system support costs, and program costs for the participation in hotel guest incentive programs. Fees associated with these services totaled $835,455 in 2004 and $697,731 in 2003.

Pursuant to a settlement agreement between Renaissance and the Company dated March 13, 1998, deferred incentives fees of $3,652,961 incurred under the prior management agreement shall be paid as follows:

Deferred incentive fees in the amount of $2,648,000 shall be paid on a pro-rata basis over a 10-year period, beginning March 13, 1998, subject to Renaissance increasing the hotel’s average daily room rate (ADR) by 8% per year, cumulatively. For each year that Renaissance fails to increase the ADR by 8% over the prior year, one-tenth of the $2,648,000 shall be written-off. For 2004 and 2003, ADR did not increase 8% over the prior year period and $264,800 was amortized as a reduction of incentive fee expense in both 2004 and 2003. The unamortized balance is $794,400 and $1,059,200 at December 31, 2004 and 2003, respectively.

TECHWORLD HOTEL ASSOCIATES, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2004 and January 2, 2004

(6) Commitments and Contingencies

The Company has noncancelable operating leases for office equipment, auditorium rental space, and retail rental space that expire at various times through December 2009.

Future minimum lease payments under the noncancelable operating leases are as follows:

Year ending December 31:
2005	$871,769
2006	860,339
2007	801,708
2008	777,939
2009	754,189

Total future minimum lease payments	$4,065,944

Total rent expense for the operating leases was $889,081 in 2004 and $1,000,864 in 2003.

(7) Subsequent Events (Unaudited)

The members of the Company entered into a non-binding letter of intent to sell the hotel.